IMPORTANT NOTICE:

J.P. Morgan Securities Inc. (“JPMorgan”) and the Issuer make no warranties or representations of any kind with respect to the attached collateral information. In no event shall JPMorgan or the Issuer be liable for any use or reliance of such collateral information or for any inaccuracies or errors in such collateral information. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final offering memorandum relating to the securities.

JPMAC 2005-FRE1
FORTRESS COLLATERAL REQUEST

1. ARM 2 YR

ARM 2 YR	< 77.5	77.50 - 82.49	82.50 - 87.49	87.50 - 92.49	92.50 to 97.49	97.50+
0.000 - 590.999	$67,636,782	$76,713,440	$35,615,649	$61,680,116	$1,025,071	$0
591.000 - 615.999	16,663,829	73,044,208	15,023,938	37,102,614	3,980,121	4,674,246
616.000 - 640.999	10,789,035	99,531,501	9,772,635	23,279,732	1,773,547	4,913,503
641.000 - 665.999	6,478,962	72,963,261	5,672,982	23,029,364	2,919,916	3,754,986
666.000 - 690.999	1,456,766	46,404,764	2,764,871	12,762,944	1,714,994	2,694,370
691.000 >=	5,482,226	59,965,900	4,724,110	17,635,406	2,282,979	4,159,024
Total:	$108,507,600	$428,623,072	$73,574,186	$175,490,176	$13,696,629	$20,196,130

2. ARM 3 YR

ARM 3 YR	< 77.5	77.50 - 82.49	82.50 - 87.49	87.50 - 92.49	92.50 to 97.49	97.50+
0.000 - 590.999	$684,027	$764,850	$384,090	$766,268	$0	$0
591.000 - 615.999	1,028,700	1,566,204	249,633	1,101,803	305,900	0
616.000 - 640.999	628,039	1,071,200	0	1,741,099	0	0
641.000 - 665.999	815,809	1,985,470	310,391	0	565,381	0
666.000 - 690.999	0	2,304,452	1,013,454	1,001,407	0	0
691.000 >=	383,000	2,743,592	1,102,406	1,103,444	0	0
Total:	$3,539,575	$10,435,768	$3,059,974	$5,714,020	$871,281	$0

3. ARM 5 YR

ARM 5 YR	< 77.5	77.50 - 82.49	82.50 - 87.49	87.50 - 92.49	92.50 to 97.49	97.50+
0.000 - 590.999	$738,497	$632,286	$0	$0	$0	$0
591.000 - 615.999	410,930	808,714	0	0	0	0
616.000 - 640.999	0	398,601	307,042	0	0	0
641.000 - 665.999	0	1,061,321	748,627	0	0	0
666.000 - 690.999	0	796,272	134,232	257,173	0	0
691.000 >=	0	371,387	591,145	0	0	0
Total:	$1,149,427	$4,068,581	$1,781,046	$257,173	$0	$0

4. FIXED 1ST LIEN

FIXED 1ST LIEN	< 77.5	77.50 - 82.49	82.50 - 87.49	87.50 - 92.49	92.50 to 97.49	97.50+
0.000 - 590.999	$4,003,827	$4,155,227	$1,010,305	$1,302,837	$336,683	$0
591.000 - 615.999	3,797,489	2,424,558	1,132,599	227,354	470,218	251,520
616.000 - 640.999	3,321,785	4,367,825	423,841	2,297,475	550,963	100,942
641.000 - 665.999	4,316,387	4,041,096	1,780,961	2,617,701	0	169,772
666.000 - 690.999	1,834,762	3,195,048	1,704,689	998,114	0	0
691.000 >=	2,336,971	2,191,536	568,010	662,769	0	0
Total:	$19,611,221	$20,375,288	$6,620,404	$8,106,250	$1,357,864	$522,234

5. FIXED 2ND LIEN

FIXED 2ND LIEN	< 77.5	77.50 - 82.49	82.50 - 87.49	87.50 - 92.49	92.50 to 97.49	97.50+
0.000 - 590.999	$0	$0	$0	$150,498	$129,663	$2,608,239
591.000 - 615.999	0	102,355	5,163	161,674	675,795	8,453,066
616.000 - 640.999	0	0	0	288,077	749,342	11,724,823
641.000 - 665.999	0	0	0	154,186	1,003,542	9,905,151
666.000 - 690.999	0	0	12,872	42,961	470,618	7,354,438
691.000 >=	0	0	187,293	60,883	542,395	9,069,274
Total:	$0	$102,355	$205,328	$858,279	$3,571,355	$49,114,990